INDEPENDENT AUDITORS' CONSENT


As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Grand Slam Treasures, Inc., which report appears in the Company's Annual Report on Form 10-KSB for the years ended June 30, 1999 and June 30, 2000, and to all references to this firm included in such Registration Statement.


                                            /s/ Aronson, Fetridge & Weigle
                                            ------------------------------
                                            ARONSON, FETRIDGE & WEIGLE



March 19, 2001
Rockville, Maryland